UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 2, 2013

Canyon Gold Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-54851	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Convention Center Dr, Suite. 700 Las Vegas, Nevada 89109
(Address of principal executive offices)

7810 Marchwood Place, Vancouver BC, Canada V5S 4A6
(Former name or former address, if changed since last report)

Registrant's telephone number, including area code: (604) 202-3212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

When used in this Current Report on Form 8-K, the terms “Company”, “Canyon Gold,”  “we,” “us,” “our” and similar terminology reference to Canyon Gold Corp.

Section 5 – Corporate Governance and Management

Item  5.02   Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2013, Dennis Petke resigned his position as the Company’s Chief Financial Officer, effective immediately.  He was originally appointed as our Chief Financial Officer on March 22, 2013.  Mr. Petke cited as his reason for resigning as the Company transferring its operations from Canada to the U.S.  At the time of his resignation, there were no disagreements between Mr. Petke and the Company on any matter relating to the Company's operations, policies or practices.

Also on August 2, 2013, our Board of Director effected a resolution to appoint Delbert G. Blewett as interim Chief Financial Officer, to serve until such time as a permanent replacement can be found.  Mr. Blewett currently serves the Company as a director, President and Chief Executive Officer. He earned a Bachelor of Science Degree in Agriculture as well as the Bachelor of Laws from the University of Saskatchewan in Canada. He is a non-practicing member of the Law Society of Alberta and a past member of the Law Society of Saskatchewan. Upon retiring from active law practice in 1994, Mr. Blewett became active as an individual investor and consultant in various business ventures.  During this time he has also served on the Board of Directors of several companies.

Cautionary Note About Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Any “safe harbor under this Act does not apply to a “penny stock” issuer, which definition would include the Company.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canyon Gold Corp.

Date: August 6, 2013	By:	S/ Delbert G. Blewett
Delbert G. Blewett
Chief Executive Officer